UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 22, 2009

The Andersons, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	000-20557	34-1562374
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

480 West Dussel Drive, Maumee, Ohio		43537
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	419-893-5050

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 22, 2009, The Andersons, Inc. issued a press release announcing the appointment of Nicholas C. Conrad as Vice President, Finance & Treasurer effective November 1, 2009. Mr. Conrad fills the position vacated by Gary Smith who is retiring after 29 years with the Company. An employee of The Andersons since 1984, Mr. Conrad has served as the Assistant Treasurer since 1995. Between 1986 and 1995 he served as the Cash Manager, and before that he served as the Credit Manager. He served with two financial institutions for eight years before joining the company. This press release is attached as exhibit 99.1 to this filing.

On October 22, 2009, the Company also named John T. Stout, Jr. to the company’s Board of Directors effective immediately. This press release is attached as exhibit 99.2 to this filing.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Andersons, Inc.

October 23, 2009	By:	Michael J. Anderson

Name: Michael J. Anderson
Title: President and CEO

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Exhibit Index

Exhibit No.	Description

99.1	Press Release - Nicholas C. Conrad
99.2	Press Release - John T. Stout, Jr.